NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
FRIDAY, JUNE 30, 2006

GROUP 1 AUTOMOTIVE APPOINTS NORTHEAST REGIONAL VICE PRESIDENT

Announces Franchise Dispositions

HOUSTON, June 30, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced the appointment of David W. Hult as Northeast regional vice president effective July 1. Hult, 41, has 20 years of automotive experience, most recently serving as the market director for the Northeast region. In this new position, he will oversee Group 1’s dealership operations in Massachusetts, New Hampshire, New Jersey and New York that encompass 21 franchises in 20 dealerships.

“We are fortunate to have a leader with David Hult’s experience to assume this vital role in our Northeast region,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “As a 15-year member of the Ira Group management team, this new position will serve as an expansion of his current duties and will allow for a smooth transition in the Northeast region leadership.”

Hult’s promotion follows the retirement of David S. Rosenberg one of the founding members of the Ira Auto Group based in Boston, and a member of Group 1 since 2000.

“We would like to thank David Rosenberg for his many contributions to Group 1 Automotive during his time with our company,” said Hesterberg.

Disposition Update
In June, the company disposed of Chrysler, Dodge and Jeep franchises in the Boston market and a Dodge franchise in New Orleans. The four franchises had total revenues of $58 million in 2005. These transactions bring the year-to-date disposals to $122 million. As a result of these actions, the company has revised its 2006 disposition target from $110 million to $190 million in annual revenues.

About Group 1 Automotive, Inc.
Group 1 owns 94 automotive dealerships comprised of 135 franchises, 33 brands and 30 collision service centers in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) market conditions for our common stock, (b) general economic conditions, (c) the level of manufacturer incentives, (d) the future regulatory environment, (e) our ability to obtain an inventory of desirable new and used vehicles, (f) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (g) our cost of financing and the availability of credit for consumers, (h) our ability to complete acquisitions and dispositions and the risks associated therewith, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Exhibit 99.2 to our Form 8-K filed on June 19, 2006.  We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.